TherapeuticsMD, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

TherapeuticsMD Enters Into Label Negotiations for TX-004HR

BOCA RATON, Florida, April 11, 2018 – TherapeuticsMD, Inc. (NASDAQ: TXMD), an innovative women’s healthcare company, today announced that the Company has entered into negotiations with the U.S. Food and Drug Administration (FDA) regarding the proposed label for TX-004HR, the Company’s investigational applicator-free estradiol vaginal softgel capsule for the treatment of moderate-to-severe vaginal pain during sexual intercourse (dyspareunia), a symptom of vulvar and vaginal atrophy (VVA) due to menopause. As previously announced, the Prescription Drug User Fee Act (PDUFA) target action date for the completion of the FDA’s review of the new drug application (NDA) for TX-004HR is May 29, 2018. The Company does not anticipate providing subsequent updates with respect to label negotiations prior to the PDUFA target action date. There can be no assurance that the FDA will approve the NDA for TX-004HR, or that such approval will occur by the PDUFA target action date, and the entrance into label negotiations does not imply otherwise.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is an innovative healthcare company focused on developing and commercializing products exclusively for women. With its SYMBODA™ technology, TherapeuticsMD is developing advanced hormone therapy pharmaceutical products to enable delivery of bio-identical hormones through a variety of dosage forms and administration routes. The Company’s late stage clinical pipeline includes two product candidates that have completed phase 3 trials and are awaiting approval by the FDA: TX-001HR for treatment of moderate-to-severe vasomotor symptoms (VMS) due to menopause and TX-004HR for treatment of moderate-to-severe vaginal pain during sexual intercourse (dyspareunia), a symptom of vulvar and vaginal atrophy (VVA) due to menopause. The Company also manufactures and distributes branded and generic prescription prenatal vitamins under the vitaMedMD® and BocaGreenMD® brands.

Forward-Looking Statements

This press release by TherapeuticsMD, Inc. may contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to TherapeuticsMD’s objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and the company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the following: the company’s ability to resolve the deficiencies identified by the FDA in the company’s new drug application for its TX-004HR product candidate and the time frame associated with such resolution; whether the FDA will approve the amended NDA for the company’s TX-004HR product candidate and whether such approval will occur by the PDUFA target action date; whether the FDA will approve the NDA for the company’s TX-001HR product candidate and whether such approval will occur by the PDUFA target action date; the company’s ability to maintain or increase sales of its products; the company’s ability to develop and commercialize its hormone therapy drug candidates and obtain additional financing necessary therefor; the length, cost and uncertain results of the company’s clinical trials, including any additional clinical trials that the FDA may require in connection with TX-004HR; the potential of adverse side effects or other safety risks that could preclude the approval of the company’s hormone therapy drug candidates; the company’s reliance on third parties to conduct its clinical trials, research and development and manufacturing; the availability of reimbursement from government authorities and health insurance companies for the company’s products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the volatility of the trading price of the company’s common stock and the concentration of power in its stock ownership. PDF copies of the company’s historical press releases and financial tables can be viewed and downloaded at its website: www.therapeuticsmd.com/pressreleases.aspx.

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Investor Contact

David DeLucia

Director, Investor Relations

561-961-1900
David.DeLucia@TherapeuticsMD.com